EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Service 1st Bancorp on Form S-8 (Nos. 333-116818 and 333-107346) of our report dated February 23, 2005 appearing in this Annual Report on Form 10-KSB of Service 1st Bancorp for the year ended December 31, 2004.


/s/ Vavrinek, Trine, Day & Co., LLP
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Laguna Hills, California
March 28, 2005

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